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                                                                   Exhibit 10.7B

             CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS

                  AGREEMENT ON PLEDGE OF GOODS IN CIRCULATION

Entered into as of the 12th day of March, 2001, between:

1) Closed Joint-Stock Company "Forest-Starma", a closed joint stock company registered in accordance with Russian legislation in force (hereafter the "Company"), and

2) Rayonier Inc., a corporation organized in accordance with the laws of the State of North Carolina, USA (hereafter "Rayonier").

The Company and Rayonier hereby agree as follows:

Article 1.  Definitions

1.1. For the purposes of this Agreement, the terms and concepts used in this Agreement shall have the same meanings as in the Log Sales Contract, as well as in Addendum No. 1 thereto. The terms indicated below shall have the following meanings:

Addendum No. 1 to the Contract - means Addendum No. 1 to Log Sales Contract No. 11-21-01, dated November 27, 2000, entered into between the Company and Rayonier on March 12, 2001, including all amendments and addendums thereto.

Law on Pledges - means the Law of the Russian Federation "On Pledges" No. 2872 of May 29, 1992.

Pledge - means a pledge of goods in circulation created under this Agreement in accordance with the Law on Pledges and the Civil Code of the Russian Federation of October 21, 1994.

Pledged Property - means logs (the subject of the Pledge) owned by the Company and stored at the Company's lower landing in Siziman Bay, Vanino Region, Khabarovsk Territory, Russian Federation, with a (pledged) value of not less than the Secured Amounts, but not to exceed US $***, based on prevailing market prices as mutually agreed upon by the Company and Rayonier.

Log Sales Contract - means Log Sales Contract No. 11-21-01,dated November 27, 2000, between the Company and Rayonier, including all amendments and addendums thereto.

Moment of Sale - means the moment of transfer (alienation) of ownership of the Pledged Property by the Company to Rayonier.

Means of Securing Obligations - means any method of securing the performance by the Company of its obligations with respect to the sale to Rayonier of the Pledged Property that is provided for by law or by agreement of the Parties.

Parties - means the Company and Rayonier under this Agreement

Secured Amounts - means all monetary obligations that must be paid by the Company to Rayonier under the Log Sales Contract in the form of repayment of two advance payments of $*** each, totaling US $*** in the aggregate, provided by Rayonier to the Company in accordance with Article 1 of Addendum No. 1 to the Contract, or any unpaid portion of such advances.

Article 2.  Payment of Secured Amount

2.1 The Company is well aware of all the conditions, under the Log Sales Contract and Addendum No. 1 to the Contract, of the Company's obligation to repay the Secured Amounts, which are secured by this Pledge, including the following:

a)    The aggregate amount of the two advances is $***.

b) The Final Repayment Date - 10 days after receipt by the Company of Rayonier's written notice after July 31, 2001.

2.2 The Pledge secures Rayonier's demand for repayment by the Company the Secured Amounts in such amount as is outstanding at the moment of actual satisfaction.
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Article 3.  Pledge

3.1 As a Means of Securing Obligations with respect to repayment of the Secured Amounts, the Company, in accordance with the Civil Code of the Russian Federation and the Law on Pledges, shall create a Pledge of the Pledged Property in favor of Rayonier.

3.2 The Company shall maintain the right to possess, use and dispose of the Pledged Property, provided that it fulfills the provisions of Article 357 of the Civil Code of the Russian Federation and Article 3 of the Law on Pledges, as well as corresponding provisions of this Agreement.

     The Pledged Property, alienated by the Company, shall cease to be the subject of the Pledge at the Moment of Sale.

3.3 This Pledge shall be created without prejudice to any other rights in accordance with any Means of Securing Obligations that the Parties may use and is in addition to any rights arising out of any Means of Securing Obligations that Rayonier may have or that may be provided to Rayonier by the Company or another party with respect to all or a part of the Secured Amounts. The obligations and conditions provided for under this Agreement shall remain in effect as continuing obligations in favor of Rayonier until such time as the Secured Amounts are repaid in full, subject to the provisions of Section 3.6 of this Agreement.

3.4 All expenses connected with preparing this Pledge and all expense associated with maintaining this Pledge shall be borne by the Company. Other fees and overhead expenses connected with executing against the Secured Property and/or selling the Secured Property shall be borne by Rayonier.

3.5 The Company, in addition to its other obligations under this Agreement, shall be obligated:

     a) to maintain a record of this Pledge as required by Article 375, Item 3 of the Civil Code of the Russian Federation and Section 18 of the Law on Pledges, and within 10 days after the Pledge is created to make a notation in the Pledge Register containing information on the form and subject of the Pledge, as well as the amount of obligations secured by the Pledge;

     b) to immediately provide Rayonier, at its request, with extracts from such Register, containing necessary information regarding the Pledge, as well as to provide Rayonier, at its first request, with the Pledge Register for review.

3.6 In the event of partial performance by the Company of the obligations secured by the Pledge to repay the Secured Amounts, the amount of the Pledged Property shall be reduced proportionately to the obligations performed by the Company such that the total (pledged) value of the Pledged Property is reduced proportionately to the actual part of the advance payments repaid by the Company.

3.7 A change in the composition and natural form of the Pledged Property shall be permitted, provided that its total (pledged) value does not become less than that which is provided for under this Agreement. A change in the composition and value of the Pledged Property may at any time be monitored by Rayonier. In addition, the Company shall be obligated, at Rayonier's first request, to provide Rayonier with necessary assistance in conducting such monitoring, including by providing necessary documents.

3.8 The Pledge shall be created without transferring the Pledged Property to Rayonier. No subsequent pledges of the Pledged Property by the Company shall be permitted.

3.9 In the event the Pledged Property is lost or damaged, or if the Company ceases to own the Pledged Property on grounds provided for by law, the Company shall be obligated, within a reasonable period of time, to replace the Pledged Property with other logs or logging equipment of equivalent value. In the event it is impossible to replace the lost or damaged Pledged Property, the Company shall be obligated to immediately inform Rayonier of this in writing and, within a reasonable period of time, to replace this Pledge with another Means of Securing Obligations that is acceptable to Rayonier.

3.10 Rayonier shall be obligated, upon receipt of a request from the Company after final payment by the Company of the Secured Amount, to fully and unconditionally release the Company from its obligations under this Pledge, and to notify the Company of such release within 3 days.
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Article 4.  Execution Against the Pledged Property

4.1 In the event the Company, within the established time frame, does not repay the Pledged Amount or a part thereof in accordance with Addendum No. 1 to the Contract and Article 2 of this Agreement, or if through the Company's fault the Pledged Property is irreplaceably lost or damaged, Rayonier shall, in accordance with the provisions of the law and the terms of this Agreement, have a priority right over other creditors of the pledgor to obtain satisfaction against the value of the Pledged Property.

4.2 Under the circumstances set forth in Section 4.1 of this Article, Rayonier shall have the right to exercise its rights as pledgee under this Agreement, including with out limitation, the right:

     a) to satisfy its demands for repayment of the Secured Amounts against the value of the Pledged Property in full;

     b) to exercise any other rights and authority with respect to all or a part of the Pledged Property, including the right to execute against the Pledged Property and to sell it;

     c) to assume management of the Pledged Property and to conduct any transactions or to demand the conduct of any transactions with respect to the Pledged Property as if Rayonier were the owner of the Pledged Property;

     d) to sell, at its discretion, the Pledged Property and to use the proceeds from such sale to repay the debt to Rayonier with respect to repayment of the Secured Amounts.

4.3 Rayonier may sell the Pledged Property independently or, according to its directive, through specialized organizations. The base sale price for the sale of the Pledged Property shall not be lower than its Pledged value, indicated in Article 1 of this Agreement.

4.4 After the sale of the Pledged Property, Rayonier shall be obligated to provide the Company with the difference, in monetary form, remaining at Rayonier's disposal after the full repayment of all indebtedness of the Company with respect to repayment of the Secured Amounts, within 10 days after the date of receipt of the proceeds by means of a transfer of the amount of the difference to the Company's bank account.

4.5 In the event that part of the Pledged Property is not sold, but the indebtedness of the Company with respect to the Secured Amounts is not fully repaid, Rayonier shall be obligated, within 10 days after the full repayment of the Company's indebtedness with respect to the Secured Amounts, to return such unsold part of the Pledged Property to the Company.

4.6 The Company shall have the right at any time before the sale of the Pledged Property to stop execution against the Pledged Property by repayment of the Secured Amount in full.

Article 5.  Representations and Warranties of the Parties

5.1  The Company hereby represents and warrants that:

     a) The Company has all requisite rights, power and authority to enter into this Agreement and to perform its obligations hereunder;

     b) The execution of this Agreement does not contradict the provisions of any agreements or contracts to which the Company is a party, and the Company is not aware of any facts or circumstances, both financial and otherwise, about which it has not informed Rayonier, and which might affect the readiness of Rayonier to enter into this Agreement;

     c) The Company owns the Pledged Property, free of any Means of Securing Obligations, arrests, encumbrances or rights of third parties, and will maintain such ownership until the Moment of Sale;

     d) This Pledge is not a major transaction within the sense of Article 78 of the Federal Law of the Russian Federation "On Joint Stock Companies", and the decision regarding the granting of this Pledge was properly adopted by the competent management bodies of the Company.
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5.2  Rayonier hereby represents and warrants that:

     a) Rayonier has all requisite rights, power and authority to enter into this Agreement and to perform its obligations hereunder;

     b) The execution of this Agreement does not contradict the provisions of any agreements or contracts to which Rayonier is a party, and Rayonier is not aware of any facts or circumstances, both financial and otherwise, about which it has not informed the Company, and which might affect the readiness of the Company to enter into this Agreement.

Article 6    Dispute Resolution

6.1 Any dispute, controversy or claim arising out of, or relating to this Agreement, including the breach or termination thereof, which cannot be resolved through amicable good faith negotiations between the Parties within one month, shall be referred for arbitration to the International Commercial Arbitration Court under the Chamber of Commerce and Industry of the Russian Federation in accordance with its current Regulations, the rules of which are incorporated herein by reference.

6.2  This Agreement shall be governed  in accordance with Russian law.

6.3 The Parties shall be liable for their failure to perform or improper performance of their obligations under this Agreement in accordance with Russian law.

Article 7    Miscellaneous

7.1 This Agreement shall enter into force from the date that Addendum No. 1 to the Contract enters into force and shall terminate upon proper performance by the Company of its obligations with respect to repayment of the Secured Amounts.

7.2 If any of the provisions of this Agreement shall be deemed to be invalid or not to conform with laws now or subsequently in effect, such provisions shall be voided and this Agreement shall be construed and performed as if such nonconforming with the law, invalid or unperformable provision had never been part of this Agreement. The remaining provisions of this Agreement shall retain their full legal force and shall not be affected by any provision of this Agreement that are invalid, do not conform with the law or cannot be performed, or by the voiding of such provision.

7.3 This Agreement shall be binding and valid for the legal successors of the Parties throughout the term of this Agreement.

7.4 Neither of the Parties shall have the right to assign its rights and obligations under this Agreement in full or in part to third parties without the prior written consent of the other party.

7.5 Any amendments or addendums to this Agreement shall be valid only if they are executed in writing and signed by properly authorized representatives of the Parties.

7.6 The headings in this Agreement are included solely for convenience and do not affect the interpretation of the provisions of this Agreement.

This Agreement has been executed in 3 copies in Russian and 3 copies in English, 2 copies in each language for the Company and 1 copy --- for Rayonier. All original copies of this Agreement shall have equal legal force. In case of inconsistency with regard to the text between copies in English and in Russian, the copy in English shall have the priority.

Signatures of the Parties

On behalf of the Company            On behalf of Rayonier

/s/ David Daggett                   /s/ Robert J. Cartano
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                                    Robert J. Cartano
                                    Director, Operations
                                    International Forest Products
/s/ N. Obukhova
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Chief Accountant